UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2018

OPHTHOTECH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, 35th Floor
New York, NY 10119
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 845-8200

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Forward-Looking Statements
This Form 8-K contains forward-looking statements of Ophthotech Corporation (“Ophthotech” or the “Company”) that involve substantial risks and uncertainties. Any statements in this Form 8-K about Ophthotech’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about future expectations and plans and prospects for Ophthotech, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “goal,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this Form 8-K, Ophthotech’s forward looking statements include statements about the anticipated accounting treatment for the Novo Termination Agreement referred to below. Any forward-looking statements represent Ophthotech’s views only as of the date of this Form 8-K. Ophthotech anticipates that subsequent events and developments could cause its views to change. While Ophthotech may elect to update these forward-looking statements at some point in the future, Ophthotech specifically disclaims any obligation to do so except as required by law.
Item 2.02 Results of Operations and Financial Condition
The Company expects to extinguish the $125.0 million royalty purchase liability from its Balance Sheet as of December 31, 2018 and to recognize a related gain of $125.0 million in its Statements of Operations for the year ended December 31, 2018. The extinguishment of the royalty purchase liability and the related gain will not impact the Company's cash balance and are the result of the Company and Novo Holdings A/S (formerly Novo A/S) (“Novo”) entering into a letter agreement on December 31, 2018 (the “Novo Termination Agreement”), which terminated the Purchase and Sale Agreement by and between the Company and Novo, dated as of May 23, 2013 and amended on November 3, 2014 (the “Novo Agreement”). Under the Novo Agreement, the Company obtained financing from Novo in three tranches in an aggregate amount equal to $125.0 million in return for the sale to Novo of aggregate royalties of worldwide sales of (a) Fovista® (pegpleranib), (b) Fovista-related products, and (c) other antagonists of platelet derived growth factor (“PDGF”), if any, that entered development by the Company prior to the fifth anniversary of the Novo Agreement (collectively, the “Anti-PDGF Royalty Products”), calculated as a mid-single digit percentage of net sales of such products. Prior to the effectiveness of the Novo Termination Agreement, the Company recorded the aggregate $125.0 million in proceeds that it received under the Novo Agreement as a royalty purchase liability on its Balance Sheet in accordance with Accounting Standards Codification 730, Research and Development.
As a result of the Novo Termination Agreement, Novo relinquished all rights to receive royalties based on net sales of Anti-PDGF Royalty Products. In exchange, the Company agreed to forbear from any future filing, prosecution, maintenance or enforcement of any intellectual property rights related to Anti-PDGF Royalty Products, and from granting any third party or affiliate any right or license in any such intellectual property rights or clinical study data generated by or on behalf of the Company, its affiliates or licensees or sublicensees, for the development, manufacture or commercialization of the Anti-PDGF Royalty Products or any other antagonists of PDGF. The foregoing restriction does not apply to gene therapies (so long as the Company does not grant any rights or licenses to intellectual property or clinical study data related to Fovista or Fovista-related products). The Company further agreed, until the date that is ten years from the effective date of the Novo Termination Agreement, not to develop, manufacture, seek or obtain regulatory approval for or commercialize any Anti-PDGF Royalty Products without the prior written consent of Novo. The foregoing restriction does not apply to any gene therapies (so long as the Company does not utilize data related to Fovista or Fovista-related products).
The information contained in this Item 2.02 of Form 8-K is unaudited, and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2018 and its results of operations for the three months and year ended December 31, 2018. The Company anticipates making a public announcement of its results of operations for the fourth quarter and fiscal year ended December 31, 2018 on or about February 27, 2019.
Item 8.01 Other Events
The events described in Item 2.02 of this Form 8-K are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPHTHOTECH CORPORATION

Date: January 7, 2019	By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer

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